Exhibit 4.07

CERTIFICATE OF TRUST

OF

LEHMAN BROTHERS HOLDINGS E-CAPITAL TRUST I

This Certificate of Trust of Lehman Brothers Holdings E-Capital Trust I is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §§ 3801 et seq.) (the “Act”):

(a)                                  The name of the statutory trust being formed hereby (the “Trust”) is Lehman Brothers Holdings E-Capital Trust I.

(b)                                 The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware are as follows:

Chase Bank USA, National Association
500 Stanton Christiana Road
3/OPS 4
Newark, Delaware  19713
Attention: Worldwide Securities Services

(c)                                  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

/s/ Barrett S. DiPaolo
Name: Barrett S. DiPaolo,
as Regular Trustee

/s/ James J. Killerlane III
Name:James J. Killerlane III,
as Regular Trustee

/s/ Karen B. Corrigan
Name:Karen B. Corrigan,
as Regular Trustee

Chase Bank USA, National Association,
as Delaware Trustee

By:	/s/ Diane P. Ledger
Name: Diane P. Ledger
Title: Assistant Vice President

JPMorgan Chase Bank, N.A.,
as Property Trustee

By:	/s/ Enrico D. Reyes
Name: Enrico D. Reyes
Title: Vice President